0As filed with the Securities and Exchange Commission on October 20, 2021

Registration No. 333-______

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DLocal Limited

(Exact Name of Registrant as Specified in its Charter)

The Cayman Islands	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Dr. Luis Bonavita 1294 Montevideo Uruguay 11300 +1 (424) 392-7437
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc. 122 E 42nd Street, 18th floor New York, New York 10168 +1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Manuel Garciadiaz Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	S. Todd Crider Juan F. Méndez Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-260324

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Class A common shares, par value US$0.002 per share	1,150,000	$ 52.25	$ 60,087,500	$ 5,570.11
(1)	The 1,150,000 Class A common shares being registered in this Registration Statement are in addition to the 18,400,000 Class A common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-260324).

(2)	Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of US$52.25 per share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated October 20, 2021 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-260324). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-260324) of DLocal Limited (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on October 20, 2021, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

Exhibit No.	Exhibit
5.1	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel of DLocal Limited, as to the validity of the Class A common shares.
23.1	Consent of Maples and Calder (Cayman) LLP, Cayman Islands counsel of DLocal Limited (included in Exhibit 5.1).
23.2	Consent of Price Waterhouse & Co S.R.L.
24.1	Powers of attorney.*

______________

*	Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-260324 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index set forth herein, which are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montevideo, Uruguay, on this 20th day of October, 2021.

DLocal Limited
By:	/s/ Sebastián Kanovich
Name: Sebastián Kanovich
Title: Chief Executive Officer

By:	/s/ Diego Cabrera Canay
Name: Diego Cabrera Canay
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Sebastián Kanovich	Chief Executive Officer (principal executive officer) and Director	October 20, 2021
Sebastián Kanovich

/s/ Diego Cabrera Canay	Chief Financial Officer (principal financial officer and principal accounting officer)	October 20, 2021
Diego Cabrera Canay

*	Chairman	October 20, 2021
Alberto Eduardo Azar

*	Director	October 20, 2021
Andres Bzurovski Bay

*	Director	October 20, 2021
Sergio Enrique Fogel Kaplan

*	Director	October 20, 2021
Luiz O. Ribeiro

*	Director	October 20, 2021
Martín Escobari

*	Director	October 20, 2021
Tereza Grossi

*	Director	October 20, 2021
Jacobo Singer

*	Director	October 20, 2021
Jitendra Gupta

*By: /s/ Diego Cabrera Canay
Diego Cabrera Canay
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of DLocal Limited in the United States, has signed this registration statement on October 20, 2021.

Authorized U.S. Representative – Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.